Exhibit 99.4

LINEBACKER POWER FUNDING, LLC

(A Delaware Limited Liability Company)

AND SUBSIDIARIES

Consolidated Financial Statements

December 31, 2025 and 2024

(With Independent Auditors’ Report Thereon)

KPMG LLP

Suite 4000

1735 Market Street

Philadelphia, PA 19103-7501

Independent Auditors’ Report

The Member

Linebacker Power Funding, LLC:

Opinion

We have audited the consolidated financial statements of Linebacker Power Funding, LLC and its subsidiaries (the Company), which comprise the consolidated balance sheets as of December 31, 2025 and 2024, and the related consolidated statements of operations, member’s equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended in accordance with U.S. generally accepted accounting principles.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with U.S. generally accepted accounting principles, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the consolidated financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

KPMG LLP, a Delaware limited liability partnership, and its subsidiaries are part of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Philadelphia, Pennsylvania

February 24, 2026

LINEBACKER POWER FUNDING, LLC

(A Delaware Limited Liability Company)

AND SUBSIDIARIES

Consolidated Balance Sheets

December 31, 2025 and 2024

(In thousands)

	2025	2024
Assets
Current assets:
Restricted cash	$49,839	18,825
Accounts receivable	13,134	12,848
Inventory	37,696	33,865
Prepaid expenses	7,217	15,481
Assets from risk management activities	31,060	44,254
Other current assets	2,968	149
Total current assets	141,914	125,422

Property, plant and equipment	732,709	732,820
Accumulated depreciation	(62,898)	(38,918)
Property, plant and equipment, net	669,811	693,902

Assets from risk management activities	12,593	27,803
Total assets	$824,318	847,127
Liabilities and Member's Equity
Current liabilities:
Accounts payable and accrued expenses	$27,523	28,993
Accounts payable - affiliate	-	603
Liabilities from risk management activities	24,453	35,611
Total current liabilities	51,976	65,207

Long term debt	602,713	-
Liabilities from risk management activities	23,338	14,795
Asset retirement obligation	2,169	2,006
Deferred taxes	298	354
Total liabilities	680,494	82,362

Commitments and contingencies (see note 9)

Member's equity	143,824	764,765
Total liabilities and member's equity	$824,318	847,127

See accompanying notes to the consolidated financial statements

LINEBACKER POWER FUNDING, LLC

(A Delaware Limited Liability Company)

AND SUBSIDIARIES

Consolidated Statements of Operations

For the years ended December 31, 2025 and 2024

(In thousands)

	2025	2024
Revenues:
Energy revenues	$328,504	282,238
Gain on risk management activities	181,450	240,317
Total revenues	509,954	522,555

Operating expenses:
Fuel and transportation	249,763	162,186
Loss on risk management activities	21,438	10,635
Operating and maintenance	116,711	84,632
General and administrative	5,739	5,946
Depreciation	25,217	25,162
Accretion	163	157
Total operating expenses	419,031	288,718

Operating income	90,923	233,837

Interest expense, net	(28,078)	(40,119)
Income before income taxes	62,845	193,718

Income tax expense	(1,404)	(2,153)
Net income	$61,441	191,565

See accompanying notes to the consolidated financial statements

LINEBACKER POWER FUNDING, LLC

(A Delaware Limited Liability Company)

AND SUBSIDIARIES

Consolidated Statements of Member's Equity
For the years ended December 31, 2025 and 2024
(In thousands)

Member's
equity
Balance at December 31, 2023	$502,056
Net income	191,565
Capital contributions	389,104
Distributions	(317,960)
Balance at December 31, 2024	$764,765

Net income	61,441
Capital contributions	11,525
Distributions	(693,907)
Balance at December 31, 2025	$143,824

See accompanying notes to the consolidated financial statements

LINEBACKER POWER FUNDING, LLC

(A Delaware Limited Liability Company)

AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the years ended December 31, 2025 and 2024

(In thousands)

	2025	2024
Cash flows from operating activities:
Net income	$61,441	$191,565
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	25,217	25,162
Amortization of deferred financing costs	1,724	16,491
Deferred taxes	(56)	214
Accretion	163	157
Risk management activities	25,789	(49,676)
Loss on disposal of assets	9,008	-
Change in assets and liabilities:
Increase in accounts receivable	(286)	(1,808)
Increase in inventory and capital spares	(3,831)	(181)
(Decrease) increase in prepaid expenses	8,264	(8,979)
Increase in other current assets	(2,819)	(63)
(Decrease) increase in accounts payable - affiliate	(603)	252
(Decrease) increase in accounts payable and accrued expenses	(1,470)	13,196
Net cash provided by operating activities	122,541	186,330

Cash flows from investing activites:
Capital expenditures	(10,134)	(1,931)
Net cash used in investing activities	(10,134)	(1,931)

Cash flows from financing activities:
Proceeds from issuance of short term debt	6,500	-
Principal payments on short term debt	(6,500)	-
Proceeds from issuance of long term debt	650,000	150,000
Principal payments on long term debt	(40,000)	(401,000)
Debt issuance costs	(9,011)	(4,277)
Capital contributions	11,525	389,104
Distributions	(693,907)	(317,960)
Net cash used in financing activities	(81,393)	(184,133)

Net change in restricted cash	31,014	266
Restricted cash, beginning of year	18,825	18,559
Restricted cash, end of year	$49,839	$18,825

Supplemental disclosure of cash flow information:
Cash paid for interest	$27,605	$26,775

See accompanying notes to the consolidated financial statements

LINEBACKER POWER FUNDING, LLC

(A Delaware Limited Liability Company)

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(1)	Organization

Linebacker Power Funding, LLC (the Company), a Delaware limited liability company, was formed on April 18, 2023 to own and finance certain power generation facilities. The Company is owned by Linebacker Power Holdings, LLC (Holdings). Holdings is wholly-owned by Linebacker Power, LLC (Linebacker). Linebacker is owned by LS Power Equity Partners IV, LP (Equity Partners).

The Company operates three natural gas-fired plants, providing 2,020 megawatts of power in the Electric Reliability Council of Texas, Inc (ERCOT), including Jack County Power, LLC (Jack), Johnson County Power, LLC (Johnson), and R.W. Miller Power, LLC (Miller) (collectively, the Generation Facilities).

On October 3, 2024, the interests in the Company were contributed to Thunder Generation Funding, LLC (Thunder), a limited liability company formed on June 26, 2024.

The Generation Facilities owned by the Company are described below:

Year
Entity	Location	Size	operational	Type
Jack County Power, LLC	Jacksboro, TX	1,237 MW	2005-2011	Combined Cycle
Johnson County Power, LLC	Cleburne, TX	266 MW	1997-2005	Combined Cycle
R.W. Miller Power, LLC	Palo Pinto, TX	517 MW	1968-1994	Simple & Combined Cycle

(2)	Summary of Significant Accounting Policies

(a)	Basis of Presentation

The consolidated financial statements and related notes are presented in accordance with U.S. generally accepted accounting principles (U.S. GAAP). These consolidated financial statements include the financial statements of the Company. All intercompany transactions have been eliminated in the consolidated financial statements.

These consolidated financial statements and notes reflect the Company’s evaluation of events occurring subsequent to the consolidated balance sheets date through February 26, 2026, the date the consolidated financial statements were issued.

(b)	Use of Estimates

Management makes estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities and reported amounts of revenues and expenses to prepare the consolidated financial statements in conformity with U.S. GAAP. The most significant of these estimates and assumptions relate to the valuation of acquired assets, derivative instruments, and asset retirement obligations. Actual results could differ materially from those estimates.

7	(Continued)

LINEBACKER POWER FUNDING, LLC

(A Delaware Limited Liability Company)

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(c)	Restricted Cash

Restricted cash consists of amounts that are restricted under the terms of certain financing agreements from transfer or dividend until such time as certain conditions are met. Such restricted cash is used primarily for operating expenses and debt service.

(d)	Accounts Receivable

Accounts receivable primarily consists of amounts owed to the Company from ERCOT. Accounts receivable also consists of amounts owed to the Company for hedge settlements from energy marketers or other counterparties.

(e)	Allowance for Doubtful Accounts

Management establishes reserves on accounts receivable if it becomes probable that the Company will not collect part of the outstanding accounts receivable balance. Management reviews collectability and establishes or adjusts its allowance using the specific identification method.

(f)	Inventory

Inventory consists of fuel oil, natural gas and spare parts used in the production of electricity. Inventory is stated at the lower of weighted average cost or net realizable value. The current carrying value of both fuel oil and natural gas inventories will be recovered with normal profits in the ordinary course of business through the generation and sale of energy. At December 31, 2025 and 2024, fuel oil was $12.0 million and $12.7 million, respectively, natural gas was $4.7 million and $3.0 million, respectively, and spare parts inventory was $21.0 million and $18.2 million, respectively.

(g)	Property, Plant and Equipment

Property, plant and equipment is stated at cost less accumulated depreciation. Depreciation is computed on a straight-line basis over the estimated remaining useful lives of individual assets or classes of assets. Plant and equipment is depreciated over the estimated useful life of the power generation facilities ranging from 19 to 29 years. The estimated useful life for computer software is 3 years, computer hardware is 5 years, vehicles is 5 years, and office equipment and furniture and fixtures are 7 years. Additions and improvements extending asset lives beyond their remaining estimated useful lives are capitalized, while repairs and maintenance, including planned major maintenance and capital spares, are charged to expense as incurred.

(h)	Impairment of Long Lived Assets

In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 360, Property, Plant, and Equipment, long-lived assets and intangible assets with determinable useful lives are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets and would be charged to earnings. Assets to be disposed of are reported at the lower of the carrying amount or fair value less the costs to sell.

8	(Continued)

LINEBACKER POWER FUNDING, LLC

(A Delaware Limited Liability Company)

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(i)	Asset Retirement Obligation

In accordance with ASC 410, Asset Retirement Obligations and Environmental Obligations, the Company recognizes the fair value of the liability for asset retirement obligations in the period in which it is incurred if a reasonable estimate of fair value can be made. An amount equal to the present value of the liability is added to the carrying amount of the associated asset and this additional carrying amount is depreciated over the useful life of the asset. The liability is accreted through charges to Accretion in the accompanying statement of operations. If the obligation is settled for an amount other than the carrying amount of the liability, a gain or loss is recognized upon settlement.

As of December 31, 2025 and 2024, the Company had a liability of $2.2 million and $2.0 million, respectively, for asset retirement obligations on the accompanying consolidated balance sheets to provide for the future removal and disposal of hazardous waste from the Generation Facilities. For the years ended December 31, 2025 and 2024, Accretion expense was $163 thousand and $157 thousand, respectively, which is reflected in the accompanying consolidated statements of operations.

(j)	Debt Issuance and Deferred Financing Costs

Debt issuance and deferred financing costs are amortized over the term of the Company’s financing arrangements using effective interest method. Unamortized debt issuance and deferred financing costs are reflected as a component of Long term debt on the accompanying consolidated balance sheets. For the year ended December 31, 2025, amortization of these costs was $1.7 million. For the year ended December 31, 2024, amortization of these costs was $2.0 million, $6.6 million was written off as a result of the amendment to the Credit Agreement, and $8.3 million was written off as a result of the termination of the Credit Agreement (see note 5(a)).

(k)	Revenue Recognition

Electric energy revenue is recognized upon transmission to the customers and consists of both physical and financial transactions. Physical transactions or the sale of generated electricity to meet supply are recorded on a gross basis in the accompanying consolidated statement of operations, in accordance with ASC 606, Revenue from Contracts with Customers. Financial transactions are recorded net within Energy revenues in the accompanying consolidated statements of operations in accordance with ASC 815, Derivatives and Hedging (ASC 815).

(l)	Derivative Financial Instruments

The Company enters into agreements that meet the definition of a derivative in accordance with ASC 815. These agreements are entered into to mitigate or eliminate market and financial risks.

ASC 815 provides for three different ways to account for derivative instruments: (i) as an accrual agreement, if the criteria for the “normal purchase normal sale” exception are met and documented; (ii) as a cash flow or fair value hedge, if the specified criteria are met and documented; or (iii) as a mark-to-market agreement with changes in fair value recognized in current period earnings. All derivative instruments that do not qualify for the normal purchase normal sale exception are recorded at fair value in Assets and Liabilities from risk management activities on the accompanying consolidated balance sheet.

9	(Continued)

LINEBACKER POWER FUNDING, LLC

(A Delaware Limited Liability Company)

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

If designated as a cash flow or fair value hedge, the Company documents all relationships between hedging instruments and hedged items, as well as its risk management objective and strategy. This process includes linking all derivatives that are designated as hedges to specific assets or liabilities on the accompanying consolidated balance sheet or to forecasted transactions. The Company also assesses, both at the hedge’s inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in cash flows of the hedged items. When it is determined that a derivative is not highly effective as a hedge or that it has ceased to be a highly effective hedge, the Company discontinues hedge accounting prospectively. This could occur when: (1) it is determined that a derivative is no longer effective in offsetting changes in the cash flows of a hedged item; (2) the derivative expires or is sold, terminated, or exercised; or (3) the derivative is discontinued as a hedging instrument, because it is unlikely that a forecasted transaction will occur. When hedge accounting is discontinued because it is determined that the derivative no longer qualifies as an effective hedge of cash flows, the derivative will continue to be carried at fair value on the accompanying consolidated balance sheets and the gains and losses that were accumulated in other comprehensive income are recognized immediately or over the remaining term of the forecasted transaction in the accompanying statement of operations.

Changes in the fair value of derivative instruments are recognized in the accompanying statements of operations.

Any gains and losses resulting from changes in the market value of the derivative instruments contracts are recorded in the accompanying statements of operations in the current period.

(m)	Fair Value Measurements

Fair value, as defined in ASC 820, Fair Value Measurements and Disclosures (ASC 820), is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company primarily applies the market approach for recurring fair value measurements and endeavors to utilize the best available information. Accordingly, the valuation techniques used maximize the use of observable inputs and minimize the use of unobservable inputs.

(n)	Fair Value of Financial Instruments

The carrying amounts of Restricted cash, Accounts receivable, and Accounts payable and accrued expenses are equal to or approximate their fair values due to the short term maturity of those instruments. The fair value of Long term debt approximates its book value as of December 31, 2025, as the interest rates are variable.

10	(Continued)

LINEBACKER POWER FUNDING, LLC

(A Delaware Limited Liability Company)

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(o)	Income Taxes

The Company has been organized as a limited liability company and is treated as a disregarded entity for federal and state income tax purposes. Therefore, no federal and state income taxes other than Texas Gross Margin Tax (Margin Tax) are assessed at the entity level. Deferred taxes recorded on the accompanying balance sheets arise from Gross Margin Tax temporary differences associated with unrealized gains and losses on the Company’s energy risk management activities.

The Company, in accordance with ASC 740, Income Taxes, performs the evaluation of tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are ‘‘more likely than not’’ of being sustained by the applicable tax authority. Tax positions not deemed to meet the more likely than not threshold would be derecognized and recorded as a tax benefit or expense in the current period. However, the Company’s conclusions regarding these uncertain tax positions will be subject to review and may be adjusted at a later date based on factors including, but not limited to, ongoing analysis of tax laws, regulations and interpretations thereof.

(p)	Concentrations of Credit and Market Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of restricted cash, accounts receivable, and derivatives. Restricted cash accounts are generally held at major institutions. Accounts receivable is concentrated within entities engaged in the energy industry. These industry concentrations may impact the Company’s overall exposure to credit risk, either positively or negatively, in that customers may be similarly affected by changes in economic, industry, or other conditions.

The Company is exposed to credit losses in the event of noncompliance by counterparties on its derivative financial instruments. The counterparties to these transactions are major financial institutions. The Company does not require collateral or other security to support its financial instruments with credit risk.

For the years ended December 31, 2025 and 2024, all of the revenues were from sales to ERCOT, as well as hedge settlements from various third parties. All revenues are subject to geographical market risks.

(q)	Risks and Uncertainties

The Company is subject to a variety of factors, including the economy, the regulatory environment, the electricity markets, and the availability of capital resources. As with any power generation facility, operations of the Generation Facility involves risk, including the performance of the facility below expected levels of efficiency and output, shut downs due to the breakdown or failure of equipment or processes, violations of permit requirements, operator error, labor disputes, weather interferences, or catastrophic events such as fires, earthquakes, floods, explosions, pandemics, or other similar occurrences affecting a power generation facility or its power purchasers. The occurrence of any of these events could significantly reduce or eliminate revenues generated by the facility or significantly increase the expenses of the facility, adversely impacting the Company’s ability to make payments of principal and interest on its debt when due.

11	(Continued)

LINEBACKER POWER FUNDING, LLC

(A Delaware Limited Liability Company)

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(r)	Commitments and Contingencies

In accordance with ASC 450, Contingencies (ASC 450), the Company records a loss contingency for matters when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. Loss contingency reserves are based on estimates and judgments made by management with respect to the likely outcome of matters, including any applicable insurance coverage for litigation matters, and are adjusted as circumstances warrant. These estimates and judgments could change based on new information, changes in laws or regulations, changes in management’s plans or intentions, the outcome of legal proceedings, settlements or other factors.

Additionally, the Company follows the guidance of ASC 460, Guarantees (ASC 460), for disclosing and accounting of guarantees and indemnifications entered into during the course of business. When a guarantee or indemnification subject to ASC 460 is entered into the estimated fair value of the guarantee or indemnification is assessed. Some guarantees and indemnifications could have a financial impact under certain circumstances. Management considers the probability of such circumstances occurring when estimating fair value.

(s)	Recent Accounting Pronouncements (Not Yet Adopted)

In December 2023, FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures to enhance the transparency and decision usefulness of income tax disclosures. ASU 2023-09 requires certain quantitative rate reconciliation disclosures for public entities. Additionally, this ASU requires all entities to disclose income taxes paid disaggregated by jurisdiction. ASU 2023-09 is effective for the Company for fiscal years beginning after December 15, 2025. The Company is currently evaluating the impact of the standard on the Company’s consolidated financial statements.

(3)	Property, Plant and Equipment, Net

As of December 31, 2025 and 2024, Property, plant and equipment, net consisted of the following (in thousands):

	2025	2024
Plant and equipment	$728,079	728,206
Computer software and hardware	1,930	1,914
Land	2,700	2,700
Total property, plant and equipment	732,709	732,820
Accumulated Depreciation	(62,898)	(38,918)
Total property, plant and equipment, net	$669,811	693,902

For each of the years ended December 31, 2025 and 2024, Depreciation for Property, plant and equipment, net was $25.2 million, respectively.

12	(Continued)

LINEBACKER POWER FUNDING, LLC

(A Delaware Limited Liability Company)

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(4)	Facility and Contract Commitments

(a)	Energy Management Agreement

On May 4, 2023, the Company entered into an EMA with EDF to provide power, fuel and risk management services to the Generation Facilities. EDF primarily schedules and coordinates the sale of power and other ancillary services and the natural gas supply required to operate the Generation Facilities. EDF receives a fixed weekly management fee paid monthly. The contract with EDF expires on August 1, 2026.

For each of the years ended December 31, 2025 and 2024, the Company incurred costs under the EMAs of $1.2 million, which are recorded under General and administrative expenses in the accompanying consolidated statements of operations.

(b)	Operation and Maintenance Agreement

The Company has several operations and maintenance agreements (O&M agreements) to provide for the operation and maintenance of each generation facility. The Generation Facilities pay a fixed monthly operating fee, based on their respective agreement, annual incentive fee, and reimburse the operator for all labor costs, including payroll and related taxes, and other related costs. Monthly operating fees are subject to an annual adjustment based on specified indices.

For the years ended December 31, 2025 and 2024, the Company incurred fixed costs under the O&M agreements of $1.6 million and $1.5 million, respectively, which are recorded under General and administrative expenses, and incurred $17.7 million and $18.1 million, respectively, of other labor costs, which are recorded under Operating and maintenance expenses in the accompanying consolidated statements of operations.

(c)	Gas Transportation and Storage Agreements

The Company has several firm gas transportation and storage agreements with various counterparties. These agreements call for the counterparties to deliver natural gas to a specific interconnection point, for either consumption or storage, specified in the respective agreement with certain Generation Facilities.

For the years ended December 31, 2025 and 2024, the Company incurred costs of $22.1 million and $16.8 million, respectively, under the gas transportation and storage agreements, which are reflected as a component of Fuel and transportation expenses on the accompanying consolidated statements of operations. As of December 31, 2025 and 2024, the Company has $2.6 million in LOCs outstanding related to the gas transportation and storage agreements.

(d)	Electric Interconnection Agreement

The Company has an interconnection agreement with ERCOT to connect the Generation Facilities to the electrical power grid.

13	(Continued)

LINEBACKER POWER FUNDING, LLC

(A Delaware Limited Liability Company)

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(e)	Long Term Service Agreement

Johnson and Siemens Energy, Inc. (Siemens) are parties to a long term service agreement (Johnson LTSA) which provides outage procedures, program management services, and other maintenance services and parts for the covered units. The payments under the Johnson LTSA are deferred as prepaid expenses until the planned outage maintenance occurs, at which time, the cost of the planned maintenance outage will be expensed. The quarterly payments are expensed. The Johnson LTSA expires on December 31, 2040. The Company pays for services as performed. The Company also pays an annual fixed fee subject to escalation. For the years ended December 31, 2025 and 2024, the Company expensed $2.7 million and $1.5 million, respectively, related to the Johnson LTSA, recorded under Operating and maintenance expenses in the accompanying consolidated statements of operations.

Jack and GE International (GE) are parties to a long term service agreement (Jack LTSA) which provides certain maintenance services and parts for the covered units. The payments under the Jack LTSA are deferred as prepaid expenses until the planned outage maintenance occurs, at which time, the cost of the planned maintenance outage will be expensed. The quarterly payments are expensed. The Jack LTSA expires on December 31, 2033. The Company pays for services as performed. The Company also pays an annual fixed fee subject to escalation. For the years ended December 31, 2025 and 2024, the Company expensed $10.7 million and $4.6 million, respectively, related to the Jack LTSA.

The Company has various long-term contractual and commercial commitments of which the significant contracts have been discussed in this footnote. The following table summarizes such obligations with respect to the significant contractual and commercial commitments as of December 31, 2025 (in thousands):

	Less than	2 to 3	4 to 5	More than 5
Contractual Obligations	1 year	years	years	years	Total
Energy Management	1,200	2,400	2,400	25,700	31,700
Operations & Maintenance	1,056	2,199	2,321	34,599	40,175
Firm Fuel Transportation	11,033	12,479	6,000	-	29,512
Long Term Service Agreement	5,783	11,088	11,418	47,288	75,577
	19,072	28,166	22,139	107,587	176,964

14	(Continued)

LINEBACKER POWER FUNDING, LLC

(A Delaware Limited Liability Company)

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(5)	Financing Arrangements

(a)	Credit Agreement

On June 29, 2023 the Company executed a credit agreement with a group of lenders (the Credit Agreement). The Credit Agreement consists of the following:

a)	a $390 million term facility (Term Loan) with a maturity date of June 29, 2028; (i) used to repay the Bridge Term Loan in full, (ii) to finance the ongoing working capital requirements of the Company, and (iii) pay the fees and expenses associated with the transaction;

b)	a $35 million revolving facility (Revolving Facility) with a maturity date of June 29, 2028 used to (i) support obligations under certain agreements and (ii) satisfy certain collateral requirements with respect to maintenance and operations.

c)	a $45 million Letter of Credit facility (LC Facility) with a maturity date of June 29, 2028.

On March 26, 2024, the Credit Agreement was amended to increase the Term Loan to $400 million and reduce all applicable margin rates by .25%.

The Credit Agreement permits both Eurodollar and Base rate loans. The interest rate on Eurodollar loans is equal to the SOFR, or other benchmark replacement as determined, for the applicable term of the loan plus an applicable margin of 4.00% if in compliance with the Hedge Margin Requirement, 4.50% otherwise. Interest rates on Base rate loans are equal to the Prime rate plus an applicable margin of 3.00% if in compliance with the Hedge Margin Requirement, 3.50% otherwise.

Under the terms of the Credit Agreement, quarterly scheduled principal payments of the original outstanding principal amount are required starting September 30, 2023 through March 31, 2028. Each quarter, if there are excess cash flows as described in the depositary agreement (Depository Agreement), 75% of the excess cash flows are applied to repay a portion of the outstanding debt, the remaining 25%, subject to the Company meeting certain distribution conditions, is distributed up to the Company’s member. For the year ended December 31, 2024, $5.5 million of excess cash flow generated from operations was applied to repay a portion of the outstanding principal on the Term Loan. This excess cash flow satisfies mandatory amortization requirements through maturity of Term Loan.

Under the terms of the Depositary Agreement, the receipt of revenues, debt service payments and the payments for certain categories of expenses are segregated into separate bank accounts. The Company has established the required bank accounts and has pledged all its rights, title and interest in the bank accounts as security for its payment obligations under the Credit Agreement.

All obligations of the Company under the Credit Agreement are guaranteed by Holdings, as outlined in the Guarantee and Collateral Agreement.

In accordance with the Credit Agreement, the Company is also required to maintain and have available a debt service reserve at least equal to the aggregate scheduled principal, interest, interest rate swaps settlement, and other scheduled debt service projected to be payable under the Credit Agreement for the six-month period occurring after the last day of each calendar quarter.

15	(Continued)

LINEBACKER POWER FUNDING, LLC

(A Delaware Limited Liability Company)

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

Under the Credit Agreement, the Company is also required to maintain and have available a major maintenance reserve in the form of cash or LOCs of at least equal to the aggregate major maintenance expenses reasonably anticipated becoming due within the six month period, occurring after the last day of each calendar quarter.

Under the terms of the Credit Agreement, the Company is required to hedge a minimum of 50% of the sum of the outstanding principal amount of the Term Loan. The minimum hedge requirement is satisfied through several interest rate derivatives as discussed in note 6.

On October 3, 2024, the Company received a capital contribution of $389.1 million from Thunder. This capital contribution was specifically designated for and utilized in the repayment of the

Company’s outstanding Term Loan, at which time the Credit Agreement was terminated.

(b)	New Credit Agreement

On June 9, 2025 the Company executed a credit agreement with a group of lenders (the New Credit Agreement). The New Credit Agreement consists of the following:

a)	a $650 million term facility (New Term Loan) with a maturity date of June 9, 2028; (i) used to repay the Term Loan in full (ii) to finance the ongoing working capital requirements of the Company, and (iii) pay the fees and expenses associated with the transaction;

b)	a $50 million revolving facility (New Revolving Facility) with a maturity date of June 9, 2028 used to (i) support obligations under certain agreements and (ii) satisfy certain collateral requirements with respect to maintenance and operations.

c)	a $50 million Letter of Credit facility (New LC Facility) with a maturity date of June 9, 2028.

The New Credit Agreement permits both Eurodollar and Base rate loans. The interest rate on Eurodollar loans is equal to the SOFR, or other benchmark replacement as determined, for the applicable term of the loan plus an applicable margin of 3.25% if in compliance with the Hedge Margin Requirement, 3.75% otherwise. Interest rates on Base rate loans are equal to the Prime rate plus an applicable margin of 2.25% if in compliance with the Hedge Margin Requirement, 2.75% otherwise. The interest rate in effect at December 31, 2025 for the Term Loan was 6.97%.

Under the terms of the New Credit Agreement, quarterly scheduled principal payments of the original outstanding principal amount are required starting December 31, 2025 through June 9, 2028. Each quarter, if there are excess cash flows as described in the depositary agreement (New Depository Agreement), the Company is permitted, subject to meeting certain distribution conditions, to distribute the remaining excess cash flows. The Company is required to prepay the New Term Loan with 50% of any remaining excess cash flow if the Leverage Ratio, as defined in the New Credit Agreement, is less than or equal to 2.00, and 75% of any remaining excess cash flow if the Leverage Ratio exceeds 2.00. For the year ended December 31, 2025, the Company made an optional prepayment of the New Term Loan in the amount of $40.0 million. This prepayment satisfies mandatory amortization requirements through maturity of the New Term Loan.

16	(Continued)

LINEBACKER POWER FUNDING, LLC

(A Delaware Limited Liability Company)

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

Under the terms of the New Depositary Agreement, the receipt of revenues, debt service payments and the payments for certain categories of expenses are segregated into separate bank accounts. The Company has established the required bank accounts and has pledged all its rights, title and interest in the bank accounts as security for its payment obligations under the New Credit Agreement.

All obligations of the Company under the New Credit Agreement are guaranteed by Holdings, as outlined in the Guarantee and Collateral Agreement.

In accordance with the New Credit Agreement, the Company is also required to maintain and have available a debt service reserve at least equal to the aggregate scheduled principal, interest, interest rate swaps settlement, and other scheduled debt service projected to be payable under the New Credit Agreement for the six-month period occurring after the last day of each calendar quarter. As of December 31, 2025, a letter of credit (LOC) was issued in the amount of $30.1 million to satisfy this requirement.

Under the New Credit Agreement, the Company is also required to maintain and have available a major maintenance reserve in the form of cash or LOCs of at least equal to the aggregate major maintenance expenses reasonably anticipated becoming due within the six month period, occurring after the last day of each calendar quarter. As of December 31, 2025, the Company issued a LOC in the amount of $2.4 million to satisfy this requirement.

As of December 31, 2025, the unamortized debt issuance and deferred financing costs totaled $7.3 million, of which the current portion was $3.0 million. The amortization of these costs is reflected as a component of Interest expense, net on the accompanying consolidated statement of operations. For the year ended December 31, 2025, amortization of such costs totaled $1.7 million.

As of December 31, 2025, there was $610.0 million outstanding under the New Term Loan, and $47.9 million of LOCs outstanding under the New LC Facility.

The remaining minimum principal payments on the New Term Loan for the next three years are as follows (in thousands):

	2026	2027	2028
Minimum principal payments	$-	-	610,000

On January 30, 2026, the New Term Loan was fully repaid in connection with the NRG sale (see note 11), at which time the New Credit Agreement was terminated.

17	(Continued)

LINEBACKER POWER FUNDING, LLC

(A Delaware Limited Liability Company)

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(6)	Derivative Instruments and Hedging Activities

The Company enters into interest rate swaps to reduce its exposure to market risks from changing interest rates and commodity derivatives to reduce its exposure to market fluctuations of energy and natural gas prices. The Company is a party to the following derivative instruments:

(a)	Interest Rate Swaps

In August 2023, the Company entered into interest rate swap agreements with an initial aggregate amortizing notional amount of $157.5 million, to effectively convert the floating interest rate on a portion of the Term Loan to a fixed interest rate of 4.524% for the quarterly periods, commencing on September 29, 2023, through June 30, 2026. The interest rate swaps were terminated in connection with the termination of the credit agreement (see note 5(a)).

(b)	Commodity Derivatives

The Company entered into various energy related derivatives to manage the commodity price risk associated with power revenues and fuel costs, including:

a)	Power Swap Contracts which require payments to or from counterparties based upon the difference between the contract and the market price for a predetermined notional amount. These contracts are used to manage commodity price risk associated with changes in the ERCOT power prices.

b)	Gas Swap Contracts which require payments to or from counterparties based upon the difference between the contract and the market price for a predetermined notional amount. These contracts are used to manage commodity price risk at multiple delivery points associated with changes in fuel prices.

The Company’s outstanding net position as of December 31, 2025 is summarized in the following table (in thousands):

		2026	2027	2028	2029	2030
Power Swap Contracts (MWh)	Sell	2,515	534	793	531	-
Gas Swap Contracts (MMBtu)	Buy	16,602	3,705	5,505	3,690	-

Fair Value Measurements

The following tables set forth by level within the fair value hierarchy the assets and liabilities of the Company that were accounted for at fair value on a recurring basis as of December 31, 2025. These assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of fair value assets and liabilities and their placement within the fair value hierarchy levels. The three levels of the fair value hierarchy defined by ASC 820 are as follows:

•	Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

18	(Continued)

LINEBACKER POWER FUNDING, LLC

(A Delaware Limited Liability Company)

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

•	Level 2 – Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and agreement prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data, or are supported by observable levels at which transactions are executed in the marketplace.

•	Level 3 – Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

The following table present assets and liabilities measured and recorded at fair value on the Company’s consolidated balance sheets and their level within the fair value hierarchy as of December 31, 2025 and 2024 (in thousands):

	Fair value as of December 31, 2025
	Level 1	Level 2	Level 3	Total
Commodity derivatives - assets	$-	43,653	-	43,653
Commodity derivatives - liabilities	-	(47,791)	-	(47,791)
Derivative instruments, net liability	$-	(4,138)	-	(4,138)

	Fair value as of December 31, 2024
	Level 1	Level 2	Level 3	Total
Commodity derivatives - assets	$-	72,057	-	72,057
Commodity derivatives - liabilities	-	(50,406)	-	(50,406)
Derivative instruments, net asset	$-	21,651	-	21,651

19	(Continued)

LINEBACKER POWER FUNDING, LLC

(A Delaware Limited Liability Company)

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

For the years ended December 31, 2025 and 2024, the Company did not have any transfers between Levels 1, 2, or 3.

The following tables present information concerning the impact of derivative instruments on the accompanying consolidated balance sheet and consolidated statement of operations.

Impact of Derivative Instruments on the Accompanying Consolidated Balance Sheet

The following table presents the classifications and fair value of derivative instruments on the accompanying consolidated balance sheets as of December 31, 2025 and 2024 (in thousands):

		2025	2024
Derivatives not designated as hedging activities:
Commodity derivatives	Assets from risk-management activities – short term	$31,060	44,254
Commodity derivatives	Assets from risk-management activities – long term	12,593	27,803
Commodity derivatives	Liabilities from risk-management activities – short term	(24,453)	(35,611)
Commodity derivatives	Liabilities from risk-management activities – long term	(23,338)	(14,795)
Total derivatives not designated as hedging activities		(4,138)	21,651
Total derivatives, net (liability) asset		$(4,138)	21,651

Impact of Derivative Instruments on the Accompanying Consolidated Statements of Operations

The following table presents the classification and amount of the gains and losses on derivative instruments in the accompanying consolidated statements of operations for the years ended December 31, 2025 and 2024.

The impact of derivative instruments that have not been designated as hedging instruments (in thousands):

		Amount of gain (loss) in income on
		derivatives for the years ended
		December 31,
	Location of gain (loss) recognized in income on
Instrument	derivatives	2025	2024
Derivatives not designated as hedging activities:
Commodity derivatives - power	Gain on risk management activities	$181,450	240,317
Commodity derivatives - gas	Loss on risk management activities	(21,438)	(10,635)
Interest rate swap	Interest expense, net	-	899
Total net gain in income on derivatives		$160,012	230,581

For the years ended December 31, 2025 and 2024, the Company did not record any ineffectiveness on the interest rate swaps.

20	(Continued)

LINEBACKER POWER FUNDING, LLC

(A Delaware Limited Liability Company)

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

Offsetting of Derivative Assets and Liabilities

The Company has not elected to present derivative assets and liabilities on the balance sheet by offsetting amounts that could be netted pursuant to agreements with the Company’s counterparties.

The following tables present the gross and net derivative assets and liabilities and shows the effect if the offsetting amounts were shown net pursuant to agreements with the Company’s counterparties on the accompanying balance sheets for the years ended December 31, 2025 and 2024 (in thousands):

	Gross amounts not
	offset in financial	Offsetting amounts of	Net amounts after
December 31, 2025	statements	derivative instruments	offset
Assets from risk management activities	$43,653	(3,774)	39,879
Liabilities from risk management activities	(47,791)	3,774	(44,017)
	$(4,138)	-	(4,138)

	Gross amounts not
	offset in financial	Offsetting amounts of	Net amounts after
December 31, 2024	statements	derivative instruments	offset
Assets from risk management activities	$72,057	(48,099)	23,958
Liabilities from risk management activities	(50,406)	48,099	(2,307)
	$21,651	-	21,651

(7)	Related Party Transactions

The Company receives certain overhead administrative and management services from an affiliate. These costs are not allocated to the Company. For the years ended December 31, 2025 and 2024, the Company made payments of $686 thousand and $1.2 million, respectively, to an affiliate for costs related to the operation and management of the Company, which are reflected under General and administrative expenses in the accompanying consolidated statements of operations.

Certain derivative instruments are entered into by an affiliate on behalf of the Company and have been recorded in the consolidated financial statements of the Company.

(8)	Member’s Equity

Profits, losses, and distributions are allocated in accordance with the provisions of the Company’s Limited

Liability Company agreement. During 2025, the Company made a distribution in the amount of $693.9 million. During 2024, the Company made distributions in the amounts of $317.9 million, consisting of $182.3 million from the financing of the amendment to the Credit Agreement and $135.6 million in connection with the termination of the Credit Agreement (see note 5(a)). During 2025, the Company received a capital contribution of $11.5 million. During 2024, the Company received a capital contribution of $389.1 million from Thunder (see note 5(a)).

21	(Continued)

LINEBACKER POWER FUNDING, LLC

(A Delaware Limited Liability Company)

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

(9)	Commitments and Contingencies

The Company enters into contracts in the ordinary course of business that contain various representations, warranties, indemnifications, and guarantees. Some of the agreements contain indemnities that cover the other party’s negligence or limit the other party’s liability with respect to third-party claims, in which event the Company effectively indemnifies the other party. While there is the possibility of a loss related to such representations, warranties, indemnifications, and guarantees in the contracts and such loss could be significant, the Company considers the probability of loss to be remote.

The Company, from time to time, is a party to certain other claims arising in the ordinary course of business. The Company is of the opinion that final disposition of these claims will not have a material adverse effect on the Company’s financial position, results of operations, or cash flows.

(10)	Jack Outage

On October 26, 2025, Jack experienced a CT3 GSU failure. An internal short damaged the transformer beyond repair and a replacement was required. CT3 has yet to be placed back into service as of December 31, 2025. The Company reduced Property, plant and equipment by the net book value of the transformer, totaling $9.0 million, which is reflected in Operating and maintenance expenses on the accompanying consolidated statements of operations. As of December 31, 2025, the Company has incurred costs totaling $8.9 million related to the transformer replacement, which were capitalized as a component of Property, plant and equipment on the accompanying consolidated balance sheets.

The Company submitted an initial property insurance claim to the insurance underwriter for costs incurred. The Company has a $5.0 million deductible and is expected to receive the remainder of the $10.9 million total transformer replacement costs. The Company recorded $5.9 million of the total insurance claim from the insurance underwriter as a receivable, which is reflected in Accounts receivable on the Company’s consolidated balance sheets. For the year ended December 31, 2025, the $5.9 million property insurance recovery up to the loss amount of $9.0 million is reflected in Operating and maintenance expenses in the accompanying consolidated statement of operations. Additional claims will be filed for business interruption insurance.

(11)	Subsequent Events

On May 12, 2025, the Company entered into a definitive purchase and sale agreement with NRG Energy, Inc for the sale of the Company, and the transaction was completed on January 30, 2026.

22